Exhibit 21.1

WEC ENERGY GROUP, INC.
SUBSIDIARIES AS OF DECEMBER 31, 2015

The following table includes the subsidiaries of WEC Energy Group, a diversified holding company incorporated in the state of Wisconsin, as well as the percent of ownership, as of December 31, 2015:

Subsidiary *	State of Incorporation or Organization	Percent Ownership
Wisconsin Electric Power Company	Wisconsin	100%
ATC Management Inc.	Wisconsin	26.24%
American Transmission Company LLC	Wisconsin	23.04%
Bostco LLC	Wisconsin	100%

Wisconsin Gas LLC	Wisconsin	100%

ATC Holding LLC	Wisconsin	100%
American Transmission Company LLC	Wisconsin	3.20%

W.E. Power, LLC	Wisconsin	100%
Elm Road Generating Station Supercritical, LLC	Wisconsin	100%
Elm Road Services, LLC	Wisconsin	100%
Port Washington Generating Station, LLC	Wisconsin	100%

Wisvest LLC	Wisconsin	100%

Wispark LLC	Wisconsin	100%

Wisconsin Energy Capital Corporation	Wisconsin	100%

WEC Business Services LLC	Delaware	100%

Integrys Holding, Inc.	Wisconsin	100%
Wisconsin Public Service Corporation	Wisconsin	100%
WPS Leasing, Inc.	Wisconsin	100%
Wisconsin Valley Improvement Company	Wisconsin	27.1%
Wisconsin River Power Company	Wisconsin	50%
WPS Investments, LLC	Wisconsin	10.83%
American Transmission Company LLC	Wisconsin	34.07%
ATC Management Inc.	Wisconsin	32%
ATC Management Inc.	Wisconsin	2%
WPS Investments, LLC	Wisconsin	89.17%
American Transmission Company LLC	Wisconsin	34.07%
Michigan Gas Utilities Corporation	Delaware	100%
Minnesota Energy Resources Corporation	Delaware	100%
Peoples Energy, LLC	Illinois	100%
The Peoples Gas Light and Coke Company	Illinois	100%
North Shore Gas Company	Illinois	100%
Peoples Energy Ventures, LLC	Delaware	100%
Integrys Transportation Fuels, LLC	Delaware	100%
Pinnacle CNG Company, LLC	Texas	100%
Pinnacle CNG Systems, LLC	Texas	100%
Trillium USA Company, LLC	Delaware	100%
Trillium USA, LLC	Delaware	100%
EVO Trillium, LLC	Delaware	15%
WPS Power Development, LLC	Wisconsin	100%
WPS Visions, Inc.	Wisconsin	100%
Penvest, Inc.	Michigan	100%

*
Omits the names of certain subsidiaries, which if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as of December 31, 2015. Indirectly owned subsidiaries are listed under the subsidiaries through which WEC Energy Group, Inc. holds ownership.